Exhibit 10.1

Twenty-Ninth Amendment to
the First Amended and Restated Agreement of Limited Partnership of
SL Green Operating Partnership, L.P.

This Amendment is made as of October 26, 2022 by SL Green Realty Corp., a Maryland corporation, as managing general partner (the “Company” or the “Managing General Partner”) of SL Green Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), and as attorney-in-fact for the Persons named on Exhibit A to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated as of August 20, 1997, as amended from time to time (the “Partnership Agreement”), for the purpose of amending the Partnership Agreement. Capitalized terms used herein and not defined shall have the meanings given to them in the Partnership Agreement.

WHEREAS, (i) on April 7, 2022, the New York State Assembly passed the New York State 2022/2023 Budget Act (the “Act”), which Governor Kathy Hochul signed into law on April 9, 2022, and (ii) Part MM, Subpart B, section 1 of the Act amended the Tax Law by adding Article 24-B (the “NYC PTET Provisions”);

WHEREAS, pursuant to Section 14.1.B of the Partnership Agreement, the Managing General Partner has the power, without the Consent of the Limited Partners, to amend the Partnership Agreement to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of this Agreement or as may be expressly provided by any other provisions of the Partnership Agreement; and

WHEREAS, the Managing General Partner has determined that it is necessary and desirable to amend the Partnership Agreement to allow the Partnership to make an election pursuant the NYC PTET Provisions and make certain NYC PTET Payments (as defined below).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Managing General Partner hereby amends the Partnership Agreement as follows:

1.      Sections 10.06A and 10.06B of the Partnership Agreement are hereby amended and restated in their entirety to provide as follows (with additions in italics):

“A. The General Partner is hereby authorized to make or cause to be made an election described in (i) New York Tax Law Section 861 with respect to 2021 and any subsequent taxable year of the Partnership (a “NYS PTET Election”) and (ii) New York Tax Law Section 868 with respect to 2022 and any subsequent taxable year of the Partnership (a “NYC PTET Election”). With respect to (i) any taxable year in which a NYS PTET Election has been or will be made (a “NYS PTET Year”), it is intended that each eligible Partner receive its applicable credit against New York State tax described in New York Tax Law Section 606(kkk) (the “NYS PTET Credit”) and (ii) any taxable year in which a NYC PTET Election has been or will be made (a “NYC PTET Year”), it is intended that each eligible Partner receive its applicable credit against New York City tax described in New York Tax Law Section 870 (the “NYC PTET Credit” and together with the NYS PTET Credit, the “PTET Credit”).

B. The Partnership is hereby authorized to pay (i) with respect to any NYS PTET Year any tax imposed by New York Tax Law Section 862 (“NYS PTET”) and any estimates thereof (together, “NYS PTET Payments”) and (ii) with respect to any NYC PTET Year any tax imposed by New York Tax Law Section 869 (“NYC PTET”) and any estimates thereof (together, “NYC PTET Payments” and together with NYS PTET Payments, “PTET Payments”). If any Partner has a PTET Deficit at any time, or if the General Partner determines in its sole discretion that such Partner may have a PTET Deficit in the future in whole or in part as the result of any amount otherwise distributable or allocable to such Partner, the Partnership may withhold with respect to such amount pursuant to this Agreement an amount necessary to eliminate such PTET Deficit. Any amounts withheld pursuant to the foregoing shall be treated as having been distributed to such Partner. “PTET Deficit” with respect to a Partner means the aggregate amount of all PTET Payments made by the Partnership multiplied, in each case, by the PTET Share of the Partner for the PTET Year of the applicable PTET Payment, less any amounts withheld from such Partner pursuant to this Section 10.6.B. A Partner’s PTET Share for any PTET Year shall be equal to the quotient of (i) such Partner’s PTET Credit for such PTET Year and (ii) the PTET for such PTET Year, as reasonably determined by the General Partner; provided that if such PTET Credit or PTET for such PTET Year have not been determined at the time a Partner’s PTET Share must be calculated for purposes of this Section 10.6, the General Partner shall reasonably estimate such PTET Share. Notwithstanding anything in this Agreement to the contrary, any amounts withheld pursuant to this Section 10.6.B shall be governed by this Section 10.6 and not by Section 10.5 hereof.”

2.            The definitions of any capitalized terms defined in this Amendment and used in any of the amendments set forth above shall be deemed to be added to Article I. – Defined Terms of the Partnership Agreement.

3.            Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Managing General Partner hereby ratifies and confirms.

4.            This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5.            If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

SL GREEN REALTY CORP., a Maryland corporation,

as Managing General Partner of SL Green Operating Partnership, L.P.

and on behalf of existing Limited Partners

By:	/s/ Andrew Levine
Name: Andrew Levine
Title: Executive Vice President

[Signature Page to Twenty-Ninth Amendment to Partnership Agreement]